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EXHIBIT 23 -- CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Provident Bankshares Corporation

We hereby consent to the incorporation by reference in the Registration Statements and Prospectuses on Forms S-3 (Nos. 33-73162 and 33-62859) and Forms S-8 (Nos. 33-19352, 33-22552, 33-37502, 33-51462, 333-34409, 333-45651, and 333-
58881) of Provident Bankshares Corporation of our report dated January 19, 2000 relating to the financial statements, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP

Baltimore, Maryland
February 16, 2000